Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-223662, No. 333-217831, No. 333-211264, No. 333-203143 and No. 333-197748) of Immune Design Corp. of our report dated March 13, 2019, with respect to the consolidated financial statements of Immune Design Corp. included in this Annual Report (Form 10 K) for the year ended December 31, 2018.
/s/ Ernst & Young LLP
Redwood City, California
March 13, 2019